Exhibit 99.1
MATRIX BANCORP ANNOUNCES COMPLETION OF PRIVATE OFFERING,
APPOINTMENT OF NEW MANAGEMENT TEAM
AND
ADOPTION OF EXPANDED BUSINESS PLAN
December 12, 2005
     Denver, Colorado — Matrix Bancorp, Inc. (NASDAQ: MTXC) (the “Company”) today announced the closing of the previously disclosed private placement of 5,120,000 shares of Company common stock at $19.00 per share. Friedman, Billings, Ramsey & Co., Inc. served as the Company’s placement agent in connection with the private offering. The Company intends to use the net proceeds of the private offering to conduct an issuer tender offer to purchase shares of our common stock at a proposed price of $19.00 per share. The Company has received commitments from members of its prior senior management team, who as of November 30, 2005 collectively owned approximately 2.46 million shares of Company common stock, to tender 2.41 million shares of Company common stock in the tender offer. Additionally, the Company has received commitments from certain institutional investors, who as of November 30, 2005 collectively had investment discretion over 693,588 shares of Company common stock, to tender 593,588 shares of Company common stock in the tender offer.
     In connection with the private offering, the Company entered into a registration rights agreement for the benefit of purchasers of Company common stock sold in the offering. Pursuant to the registration rights agreement, the Company agreed to, among other things, file with the Securities and Exchange Commission within 30 days after the closing of the private offering a registration statement for the purchasers in the private offering covering resales of the shares of Company common stock sold in the private offering.
     In connection with the closing of the private offering, the Company has appointed new members of senior management to execute the Company’s expanded business plan — as described in more detail below.
Among the members of new senior management are:

•	Guy A. Gibson is the Company’s new chairman of the board. Mr. Gibson, one of the founders of the Company, served as the Company’s president from 1992 through June 2002 before resigning to found G2 Holding Corp., which owned and controlled Legent Clearing LLC, a securities clearing firm, until its sale in February 2005.

•	Scot T. Wetzel is the Company’s new president and chief executive officer. Mr. Wetzel will also serve as chairman of the board of directors, president and chief executive officer of our subsidiary, Matrix Capital Bank. Mr. Wetzel has over 15 years of community banking experience. From November 2000 through August 2005, Mr. Wetzel served as president of the Colorado division of Compass Bancshares, Inc., a $30 billion banking organization. Mr. Wetzel grew Compass Bancshares’ Colorado division, through acquisition and de novo expansion, to over 30 branches located along the Colorado Front Range market. Prior to Compass Bancshares, from 1991 to 2000, Mr. Wetzel was employed by KeyBank, most recently as senior vice president and sales leader of corporate banking in Colorado. During his 10 years in Colorado, banking teams under Mr. Wetzel’s direction generated approximately $1.8 billion in gross loan production and approximately $800 million in deposits.

•	William D. Snider is expected to be appointed as head of finance and risk-management for the Company commencing in January 2006. In addition, Mr. Snider is expected to be elected as a director and vice-chairman of our board of directors upon election of at least one additional independent director to our board of directors. Mr. Snider has over 30 years of banking experience. From 2001 to present, Mr. Snider has served as a director of Native American Bank, N.A., a national bank with $62.0 million in assets headquartered in Denver, Colorado. From January 2005 until his resignation from such position, which is expected to be effective in January 2006, Mr. Snider also served as interim chief executive officer of Native American Bank. Additionally, Mr. Snider has previously served as Group Head Treasury for Continental Bank Corp in Chicago and as the chief financial officer of two public companies including, from 1992 until 1997, CoBank, which at the time of his departure had $22.0 billion in assets.

•	Michael J. McCloskey is the Company’s new chief operating officer with responsibility for all of the Company’s non-bank subsidiaries. Mr. McCloskey has over 25 years of experience in corporate operations, investment banking, fund management and law.
     Under the direction of the Company’s new management team, the Company intends to utilize its existing infrastructure and reporting and accounting systems as well as the income and equity generated from its wholesale banking operations to fund the expansion of the Company’s community banking franchise in order to serve the needs of small to medium sized businesses and individuals in the Colorado Front Range market. The objective of the new management team is to increase shareholder and franchise value by expanding the Company’s community banking and lending activities through the recruitment of experienced community bankers who are knowledgeable and well-known in the Colorado Front Range market, the development of a branch network within such market, and the building of a balance sheet of traditional loan and deposit products.
     Mr. Scot Wetzel, president and CEO of the Company, commented: “The new management team of Matrix Bancorp is excited to be part of a company whose platform we believe we can successfully expand in order to grow and enhance the Company’s community banking and lending activities.”
     He continued: “We will seek to recruit experienced senior community bankers who have established clientele and solid reputations in the Colorado Front Range market. Over the last several years, the financial services sector in the Colorado Front Range market has experienced significant consolidation, and the new management team believes that the larger remaining commercial banks appear to be focusing on larger commercial clients. We believe there is an opportunity to recruit community bankers that are seeking a platform to better serve their small to middle market clients.
     The new team also anticipates expanding the Bank’s branch distribution network over the foreseeable future. We have identified five key geographic locations with attractive demographics that meet selected parameters of our community banking strategy. These target markets include Central Denver, Cherry Creek, the Denver Tech Center, Boulder County and Fort Collins.”
•	Mr. Guy Gibson, Chairman of the Board of the Company, added: “There are few community banking organizations that are headquartered in the Colorado Front Range market that have the Bank’s size and lending limit. The Bank will be locally managed with local decision-making, and the Bank will be focused on serving the community banking needs of its commercial and retail customers in the Colorado Front Range market. The new management team intends to direct its marketing initiatives on increasing awareness of the Bank’s personalized customer service focus in the local communities in the Colorado Front Range market. We also intend to establish a new name and utilize a new logo for our organization that will highlight our Colorado Front Range focus.
     We believe that Colorado’s economic demographics are very attractive for several reasons. According to the Federal Deposit Insurance Corporation, Colorado ranked in the top quartile with respect to job growth in the United States during 2004 and 2005. According to the Colorado State Book, in 2004, Colorado ranked second in the nation in the percentage of advanced degrees and, according to SNL Financial LLC, in 2005, Colorado was in the top quartile with respect to median household income in the nation.
     Our targeted market consists of the Colorado Front Range market, which is composed of six metropolitan statistical areas: Boulder, Colorado Springs, Denver, Fort Collins, Greeley and Pueblo. The area serves as a major hub of commerce passing from the East Coast to the West Coast of the United States. The area stretches from the south in Colorado Springs through downtown Denver northward to Fort Collins. Denver is the largest city within a 600-mile radius. In 2005, over 2.7 million people, or 57% of Colorado’s population, resided in the Denver and the Boulder-Longmont metropolitan statistical areas. As of 2005, approximately 3.99 million people, or 83% of Colorado’s population, resided in the Colorado Front Range market. Additionally, according to SNL Financial LLC, Colorado is in the top 15th percentile with respect to projected population growth in the United States from the years 2005 to 2010.
     According to the FDIC’s summary of deposit data as of June 30, 2005, the aggregate amount of deposits within the Colorado Front Range market, including the Denver metropolitan area, totaled approximately $57.0 billion and had grown 28% since June 30, 2002. As of June 30, 2005, the Bank held less than 1.0% of such deposits. Consequently, we believe that our targeted market is very large and believes there is substantial opportunity for us to grow our market share.”
     The Company is a unitary thrift holding company that, through its subsidiaries, provides diversified financial services focused on wholesale banking, direct lending, trust activities, mortgage servicing and other fee-based services. The Company is the largest thrift institution headquartered in Colorado, as measured by total assets. At September 30, 2005, the Company had total consolidated assets of $2.0 billion, total loans of $1.4 billion, total deposits of $1.2 billion and total consolidated shareholders’ equity of $99.8 million.
     Certain statements contained in this press release that are not historical facts, including, but not limited to, statements that can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “predict,” “believe,” “plan,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements in this interim report could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: third party claims or actions in relation to ongoing or future litigation or bankruptcy matters; interest rate fluctuations; level of delinquencies; defaults and prepayments; general economic conditions; competition; government regulation; the risks and uncertainties discussed elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 7, 2005; and the uncertainties set forth from time to time in the Company’s periodic reports, filings and other public statements.

     The common stock sold in the private offering has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act.
     Holders of Company common stock are advised to read the Company’s Tender Offer Statement if and when it becomes available, as it will contain important information regarding the tender offer. The Company will notify all of holders of Company common stock if and when the Tender Offer Statement becomes available. When available, holders of Company common stock may get the Tender Offer Statement and other filed documents related to the tender offer for free at the U.S. Securities and Exchange Commission’s web site (www.sec.gov). In addition, holders of Company common stock may request a free copy of the Tender Offer Statement and other documents related to the tender offer from the Company following such time that it becomes available.